Filed Pursuant to Rule 433
Registration No. 333-133809
Registration No. 333-133809-03

$900,000,000

World Omni Auto Receivables Trust 2007-B

Issuing Entity

$187,000,000 Class A-1 Asset Backed Notes, Series 2007-B

$170,000,000 Class A-2 Asset Backed Notes, Series 2007-B

$354,000,000 Class A-3 Asset Backed Notes, Series 2007-B

$189,000,000 Class A-4 Asset Backed Notes, Series 2007-B

World Omni Auto Receivables LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

Additional Information Statement, dated September 17, 2007

to

Prospectus Supplement, dated September 17, 2007 (subject to completion)

to

Prospectus, dated September 17, 2007

This Additional Information Statement should be read in conjunction with the Prospectus Supplement, dated September 17, 2007 (subject to completion), to the Prospectus, dated September 17, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Additional Information Statement or the prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 326-5897.

Joint Bookrunners of the Class A Notes

Barclays Capital	Wachovia Securities

Co-Managers of the Class A Notes

Banc of America Securities LLC
Credit Suisse
Deutsche Bank Securities
SunTrust Robinson Humphrey

The information in the Prospectus Supplement referenced above on the pages or in the major sections identified below is hereby updated as follows:

FRONT COVER PAGE:

•	The total initial principal amount of the Notes indicated at the top of the front cover page should read:

$900,000,000.

•	The total initial principal amount of each class of Notes indicated under the Issuing Entity’s name on the front cover page should read:

$187,000,000 Class A-1 Asset Backed Notes, Series 2007-B

$170,000,000 Class A-2 Asset Backed Notes, Series 2007-B

$354,000,000 Class A-3 Asset Backed Notes, Series 2007-B

$189,000,000 Class A-4 Asset Backed Notes, Series 2007-B

•	The row titled “Principal Amount” in the table on the front cover page should read:

	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Principal Amount	$187,000,000	$170,000,000	$354,000,000	$189,000,000

•	The first bullet point under “Credit Enhancement” on the front cover page should read:

A reserve account with an initial balance of $2,368,419.60.

•	The second bullet point under “Credit Enhancement” on the front cover page should read:

Overcollateralization, excluding the yield supplement overcollateralization amount, which will not be less than $4,736,839.20 as of the closing date.

•	The fifth bullet point under “Credit Enhancement” on the front cover page should read:

On the closing date the Issuing Entity is also issuing the Class B Notes in the aggregate original principal amount of $42,631,000 that are subordinated to the Class A Notes. The Depositor will initially own the Class B Notes. The Class B Notes are not being offered under this prospectus supplement.

SUMMARY OF TERMS:

•	The first paragraph under “Summary of Terms—The Notes” should read:

World Omni Auto Receivables Trust 2007-B will issue the following notes:

Class A-1         % Asset-Backed Notes in the aggregate original principal amount of $187,000,000;

Class A-2 Asset-Backed Notes in the aggregate original principal amount of $170,000,000, consisting of $             Class A-2a         % Asset Back Notes and $             Class A-2b Floating Rate Asset Backed Notes;

Class A-3 Asset-Backed Notes in the aggregate original principal amount of $354,000,000, consisting of $             Class A-3a         % Asset Back Notes and $             Class A-3b Floating Rate Asset Backed Notes;

Class A-4 Asset-Backed Notes in the aggregate original principal amount of $189,000,000, consisting of $             Class A-4a         % Asset Back Notes and $         Class A-4b Floating Rate Asset Backed Notes; and

Class B         % Asset-Backed Notes in the aggregate original principal amount of $42,631,000.

•	The first sentence of the last paragraph under “Summary of Terms—The Notes” should read:

The aggregate original principal amount of the Class A Notes will be $900,000,000.

•	The penultimate paragraph under “Summary of Terms—The Receivables” should read:

The aggregate principal balance of receivables included in the initial pool sold to the issuing entity on the closing date is expected to be approximately $965,068,795 as of the initial cutoff date.

•	The first paragraph under “Summary of Terms—Credit Enhancement—Reserve Account” should read:

On the closing date, $2,368,419.60 will be deposited into the reserve account, which is equal to 0.25% of the difference of the aggregate starting principal balance of the initial receivables as of the initial cutoff date less the YSOC Amount as of the initial cutoff date.

THE TRUST:

•	The second sentence of the second paragraph under “The Trust” should read:

The trust’s initial equity capitalization is expected to be approximately $24,806,214, which is the expected aggregate starting principal balance of the initial receivables, including the YSOC Amount, as of the initial cutoff date plus the pre-funding account initial deposit, if any, less the aggregate original principal amount of the notes as of the closing date, plus the amounts on deposit in the reserve account and the negative carry account, if any.

•	The table under “The Trust—Capitalization of the Trust” should read:

The following table illustrates the expected assets of the trust as of the closing date:

Receivables	$965,068,795
Pre-Funding Account	0
Reserve Account	2,368,420
Negative Carry Account	0

The following table illustrates the expected liabilities of the trust as of the closing date:

Class A-1 Notes	$187,000,000
Class A-2a Notes and Class A-2b Notes	170,000,000
Class A-3a Notes and Class A-3b Notes	354,000,000
Class A-4a Notes and Class A-4b Notes	189,000,000
Class B Notes	42,631,000

Total	$942,631,000

THE RECEIVABLES POOL:

•	The second sentence of the second paragraph under “The Receivables Pool—The Statistical Pool” should read:

The aggregate principal balance of receivables included in the initial pool sold to the issuing entity on the closing date is expected to be approximately $965,068,795.

•	The first sentence of the second paragraph under “The Receivables Pool—The Initial Receivables” should read:

The aggregate principal balance of receivables included in the initial pool sold to the issuing entity on the closing date is expected to be approximately $965,068,795 as of the initial cutoff date.

PREPAYMENT AND YIELD CONSIDERATIONS:

•	Clause (k) of the third paragraph under “Prepayment and Yield Considerations” should read:

The initial outstanding principal amounts of the Class A-2a Notes will be $85,000,000, of the Class A-2b Notes will be $85,000,000, of the Class A-3a Notes will be $177,000,000, of the Class A-3b Notes will be $177,000,000, of the Class A-4a Notes will be $94,500,000 and of the Class A-4b Notes will be $94,500,000.

•	The table following the fourth paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$17,700,955.32
October 2007	17,013,330.69	October 2010	$1,966,852.88
November 2007	16,340,058.74	November 2010	1,779,395.31
December 2007	15,681,261.53	December 2010	1,601,645.96
January 2008	15,037,061.92	January 2011	1,433,694.73
February 2008	14,407,583.64	February 2011	1,275,629.82
March 2008	13,792,951.20	March 2011	1,127,545.46
April 2008	13,193,290.00	April 2011	989,526.99
May 2008	12,608,726.25	May 2011	861,596.50
June 2008	12,039,386.99	June 2011	743,264.84
July 2008	11,485,400.17	July 2011	634,071.76
August 2008	10,946,894.53	August 2011	533,643.37
September 2008	10,423,999.75	September 2011	441,869.57
October 2008	9,916,846.32	October 2011	358,823.84
November 2008	9,425,565.61	November 2011	284,587.37
December 2008	8,950,289.90	December 2011	219,243.28
January 2009	8,491,152.32	January 2012	162,862.63
February 2009	8,048,286.93	February 2012	115,522.95
March 2009	7,621,828.65	March 2012	77,307.16
April 2009	7,211,906.25	April 2012	48,269.86
May 2009	6,818,327.17	May 2012	28,214.57
June 2009	6,438,852.38	June 2012	15,115.02
July 2009	6,071,911.19	July 2012	7,034.17
August 2009	5,716,732.71	August 2012	2,724.61
September 2009	5,373,035.77	September 2012	597.54
October 2009	5,040,912.73	October 2012	141.27
November 2009	4,720,469.52	November 2012	109.53
December 2009	4,411,815.27	December 2012	83.14
January 2010	4,115,059.62	January 2013	61.05
February 2010	3,830,313.16	February 2013	42.87
March 2010	3,557,687.34	March 2013	28.26
April 2010	3,297,278.60	April 2013	17.23
May 2010	3,049,058.39	May 2013	9.67
June 2010	2,812,403.67	June 2013	4.56
July 2010	2,586,566.70	July 2013	1.77
August 2010	2,370,523.97	August 2013	0.37
September 2010	2,163,926.28	September 2013	0.00

•	The table titled “Assumed Receivables Characteristics” following the sixth paragraph under “Prepayment and Yield Considerations” should read:

Pool	Assumed Cutoff Date	Aggregate Starting Principal Balance	Weighted Average Annual Percentage Rate (%)	Weighted Average Remaining Term to Maturity (In Months)	Weighted Average Seasoning (In Months)
1	8/31/2007	$22,444,467.01	0.838%	20	5
2	8/31/2007	34,076,487.72	3.283	32	4
3	8/31/2007	46,460,293.70	5.376	44	4
4	8/31/2007	359,861,358.48	5.894	57	4
5	8/31/2007	388,732,390.83	10.373	69	4
6	8/31/2007	113,493,796.78	10.280	76	3
Total		$965,068,794.52

•

The table titled “Percentage of Original Class A-1 Principal Amount at Various Absolute Prepayment Model Percentages:” following the seventh paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
October 2007	88.49	85.79	82.97	80.04
November 2007	77.86	72.54	67.00	61.23
December 2007	67.25	59.40	51.22	42.69
January 2008	57.26	47.09	36.50	25.47
February 2008	47.91	35.40	22.36	8.78
March 2008	38.58	23.80	8.41	0.00
April 2008	29.28	12.32	0.00	0.00
May 2008	20.00	0.94	0.00	0.00
June 2008	10.76	0.00	0.00	0.00
July 2008	1.54	0.00	0.00	0.00
August 2008	0.00	0.00	0.00	0.00
September 2008	0.00	0.00	0.00	0.00
October 2008	0.00	0.00	0.00	0.00
November 2008	0.00	0.00	0.00	0.00
December 2008	0.00	0.00	0.00	0.00
January 2009	0.00	0.00	0.00	0.00
February 2009	0.00	0.00	0.00	0.00
March 2009	0.00	0.00	0.00	0.00
April 2009	0.00	0.00	0.00	0.00
May 2009	0.00	0.00	0.00	0.00
June 2009	0.00	0.00	0.00	0.00
July 2009	0.00	0.00	0.00	0.00
August 2009	0.00	0.00	0.00	0.00
September 2009	0.00	0.00	0.00	0.00
October 2009	0.00	0.00	0.00	0.00
November 2009	0.00	0.00	0.00	0.00
December 2009	0.00	0.00	0.00	0.00
January 2010	0.00	0.00	0.00	0.00
February 2010	0.00	0.00	0.00	0.00
March 2010	0.00	0.00	0.00	0.00
April 2010	0.00	0.00	0.00	0.00
May 2010	0.00	0.00	0.00	0.00
June 2010	0.00	0.00	0.00	0.00
July 2010	0.00	0.00	0.00	0.00
August 2010	0.00	0.00	0.00	0.00
September 2010	0.00	0.00	0.00	0.00
October 2010	0.00	0.00	0.00	0.00
November 2010	0.00	0.00	0.00	0.00
December 2010	0.00	0.00	0.00	0.00
January 2011	0.00	0.00	0.00	0.00
February 2011	0.00	0.00	0.00	0.00
March 2011	0.00	0.00	0.00	0.00
April 2011	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00
June 2011	0.00	0.00	0.00	0.00
July 2011	0.00	0.00	0.00	0.00
August 2011	0.00	0.00	0.00	0.00
September 2011	0.00	0.00	0.00	0.00
October 2011	0.00	0.00	0.00	0.00
November 2011	0.00	0.00	0.00	0.00
December 2011	0.00	0.00	0.00	0.00
January 2012	0.00	0.00	0.00	0.00
February 2012	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00
Weighted Average Life(1)	0.42	0.33	0.28	0.23

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

•

The table titled “Percentage of Original Class A-2a and Class A-2b Principal Amount at Various Absolute Prepayment Model Percentages:” following the seventh paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
October 2007	100.00	100.00	100.00	100.00
November 2007	100.00	100.00	100.00	100.00
December 2007	100.00	100.00	100.00	100.00
January 2008	100.00	100.00	100.00	100.00
February 2008	100.00	100.00	100.00	100.00
March 2008	100.00	100.00	100.00	91.61
April 2008	100.00	100.00	94.12	73.87
May 2008	100.00	100.00	79.20	56.44
June 2008	100.00	88.64	64.50	39.33
July 2008	100.00	76.37	50.01	22.53
August 2008	91.58	64.22	35.74	5.82
September 2008	81.50	52.20	21.69	0.00
October 2008	71.45	40.30	7.66	0.00
November 2008	61.43	28.53	0.00	0.00
December 2008	51.44	16.81	0.00	0.00
January 2009	41.49	5.12	0.00	0.00
February 2009	31.57	0.00	0.00	0.00
March 2009	21.68	0.00	0.00	0.00
April 2009	11.68	0.00	0.00	0.00
May 2009	1.71	0.00	0.00	0.00
June 2009	0.00	0.00	0.00	0.00
July 2009	0.00	0.00	0.00	0.00
August 2009	0.00	0.00	0.00	0.00
September 2009	0.00	0.00	0.00	0.00
October 2009	0.00	0.00	0.00	0.00
November 2009	0.00	0.00	0.00	0.00
December 2009	0.00	0.00	0.00	0.00
January 2010	0.00	0.00	0.00	0.00
February 2010	0.00	0.00	0.00	0.00
March 2010	0.00	0.00	0.00	0.00
April 2010	0.00	0.00	0.00	0.00
May 2010	0.00	0.00	0.00	0.00
June 2010	0.00	0.00	0.00	0.00
July 2010	0.00	0.00	0.00	0.00
August 2010	0.00	0.00	0.00	0.00
September 2010	0.00	0.00	0.00	0.00
October 2010	0.00	0.00	0.00	0.00
November 2010	0.00	0.00	0.00	0.00
December 2010	0.00	0.00	0.00	0.00
January 2011	0.00	0.00	0.00	0.00
February 2011	0.00	0.00	0.00	0.00
March 2011	0.00	0.00	0.00	0.00
April 2011	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00
June 2011	0.00	0.00	0.00	0.00
July 2011	0.00	0.00	0.00	0.00
August 2011	0.00	0.00	0.00	0.00
September 2011	0.00	0.00	0.00	0.00
October 2011	0.00	0.00	0.00	0.00
November 2011	0.00	0.00	0.00	0.00
December 2011	0.00	0.00	0.00	0.00
January 2012	0.00	0.00	0.00	0.00
February 2012	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00
Weighted Average Life(1)	1.27	1.03	0.85	0.71

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

•

The table titled “Percentage of Original Class A-3a and Class A-3b Principal Amount at Various Absolute Prepayment Model Percentages:” following the seventh paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
October 2007	100.00	100.00	100.00	100.00
November 2007	100.00	100.00	100.00	100.00
December 2007	100.00	100.00	100.00	100.00
January 2008	100.00	100.00	100.00	100.00
February 2008	100.00	100.00	100.00	100.00
March 2008	100.00	100.00	100.00	100.00
April 2008	100.00	100.00	100.00	100.00
May 2008	100.00	100.00	100.00	100.00
June 2008	100.00	100.00	100.00	100.00
July 2008	100.00	100.00	100.00	100.00
August 2008	100.00	100.00	100.00	100.00
September 2008	100.00	100.00	100.00	94.92
October 2008	100.00	100.00	100.00	87.20
November 2008	100.00	100.00	97.05	79.64
December 2008	100.00	100.00	90.53	72.25
January 2009	100.00	100.00	84.12	65.01
February 2009	100.00	96.91	77.83	57.94
March 2009	100.00	91.42	71.65	51.04
April 2009	100.00	86.00	65.58	44.30
May 2009	100.00	80.64	59.63	37.74
June 2009	96.34	75.60	54.01	31.51
July 2009	91.87	70.62	48.50	25.45
August 2009	87.41	65.70	43.09	19.54
September 2009	82.97	60.84	37.80	13.80
October 2009	78.55	56.05	32.63	8.22
November 2009	74.14	51.32	27.56	2.81
December 2009	69.75	46.66	22.61	0.00
January 2010	65.38	42.06	17.78	0.00
February 2010	61.02	37.52	13.06	0.00
March 2010	56.68	33.06	8.47	0.00
April 2010	52.36	28.66	3.99	0.00
May 2010	48.06	24.33	0.00	0.00
June 2010	44.03	20.28	0.00	0.00
July 2010	40.03	16.28	0.00	0.00
August 2010	36.03	12.36	0.00	0.00
September 2010	32.06	8.50	0.00	0.00
October 2010	28.10	4.71	0.00	0.00
November 2010	24.16	0.98	0.00	0.00
December 2010	20.24	0.00	0.00	0.00
January 2011	16.33	0.00	0.00	0.00
February 2011	12.45	0.00	0.00	0.00
March 2011	8.58	0.00	0.00	0.00
April 2011	4.73	0.00	0.00	0.00
May 2011	0.90	0.00	0.00	0.00
June 2011	0.00	0.00	0.00	0.00
July 2011	0.00	0.00	0.00	0.00
August 2011	0.00	0.00	0.00	0.00
September 2011	0.00	0.00	0.00	0.00
October 2011	0.00	0.00	0.00	0.00
November 2011	0.00	0.00	0.00	0.00
December 2011	0.00	0.00	0.00	0.00
January 2012	0.00	0.00	0.00	0.00
February 2012	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00
Weighted Average Life(1)	2.66	2.23	1.85	1.55

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

•

The table titled “Percentage of Original Class A-4a and Class A-4b Principal Amount at Various Absolute Prepayment Model Percentages:” following the seventh paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
October 2007	100.00	100.00	100.00	100.00
November 2007	100.00	100.00	100.00	100.00
December 2007	100.00	100.00	100.00	100.00
January 2008	100.00	100.00	100.00	100.00
February 2008	100.00	100.00	100.00	100.00
March 2008	100.00	100.00	100.00	100.00
April 2008	100.00	100.00	100.00	100.00
May 2008	100.00	100.00	100.00	100.00
June 2008	100.00	100.00	100.00	100.00
July 2008	100.00	100.00	100.00	100.00
August 2008	100.00	100.00	100.00	100.00
September 2008	100.00	100.00	100.00	100.00
October 2008	100.00	100.00	100.00	100.00
November 2008	100.00	100.00	100.00	100.00
December 2008	100.00	100.00	100.00	100.00
January 2009	100.00	100.00	100.00	100.00
February 2009	100.00	100.00	100.00	100.00
March 2009	100.00	100.00	100.00	100.00
April 2009	100.00	100.00	100.00	100.00
May 2009	100.00	100.00	100.00	100.00
June 2009	100.00	100.00	100.00	100.00
July 2009	100.00	100.00	100.00	100.00
August 2009	100.00	100.00	100.00	100.00
September 2009	100.00	100.00	100.00	100.00
October 2009	100.00	100.00	100.00	100.00
November 2009	100.00	100.00	100.00	100.00
December 2009	100.00	100.00	100.00	95.43
January 2010	100.00	100.00	100.00	85.92
February 2010	100.00	100.00	100.00	76.74
March 2010	100.00	100.00	100.00	67.87
April 2010	100.00	100.00	100.00	59.33
May 2010	100.00	100.00	99.31	51.12
June 2010	100.00	100.00	91.66	43.41
July 2010	100.00	100.00	84.22	36.00
August 2010	100.00	100.00	77.00	28.92
September 2010	100.00	100.00	69.99	0.00
October 2010	100.00	100.00	63.21	0.00
November 2010	100.00	100.00	56.65	0.00
December 2010	100.00	94.98	50.32	0.00
January 2011	100.00	88.26	44.21	0.00
February 2011	100.00	81.67	38.33	0.00
March 2011	100.00	75.21	32.69	0.00
April 2011	100.00	68.88	27.28	0.00
May 2011	100.00	62.69	0.00	0.00
June 2011	95.02	56.96	0.00	0.00
July 2011	88.38	51.35	0.00	0.00
August 2011	81.79	45.88	0.00	0.00
September 2011	75.22	40.53	0.00	0.00
October 2011	68.70	35.32	0.00	0.00
November 2011	62.20	30.24	0.00	0.00
December 2011	55.74	25.29	0.00	0.00
January 2012	49.32	0.00	0.00	0.00
February 2012	42.94	0.00	0.00	0.00
March 2012	36.59	0.00	0.00	0.00
April 2012	30.28	0.00	0.00	0.00
May 2012	24.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00
Weighted Average Life(1)	4.31	3.85	3.25	2.67

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

DESCRIPTION OF THE TRUST DOCUMENTS:

•	The second sentence of the second paragraph under “Description of the Trust Documents—Reserve Account” should read:

The depositor will cause to be deposited into the reserve account cash or eligible investments in the amount of $2,368,419.60 (the “reserve account initial deposit”), which is equal to 0.25% of the difference of the aggregate starting principal balance of the initial receivables as of the initial cutoff date less the YSOC Amount as of the initial cutoff date.

UNDERWRITING:

•	The sixth row in the first table under “Underwriting” should read:

SunTrust Robinson Humphrey, Inc.

•	The row titled “Total” in the first table under “Underwriting” should read:

	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes

Total	$187,000,000	$170,000,000	$354,000,000	$189,000,000

REAR COVER PAGE:

•	The total initial principal amount of the Notes indicated on the top line of the rear cover page should read:

$900,000,000